Exhibit 10.1

FIFTH THIRD BANK 1850 EAST PARIS GRAND RAPIDS, MI 49546	FIFTH THIRD BANK LOGO
COMMUNITY SHORES BANK CORPORATION 1030 W NORTON AVE MUSKEGON MI 49441-4108
	Notice Date: Loan No:	September 22, 2009 905681912-18
Important Information About Your Commercial Loan
Dear COMMUNITY SHORES BANK,
As you know, the maturity date of your note is September 1, 2009. So that we are able to fully process your renewal request without any inconvenience or disruption to you, we have extended the maturity date of your note for up to an additional ninety (90) days. No action is required on your part in connection with this temporary extension; however, please continue to make your regular interest and/or principal payments under the note.
During the term of this temporary extension, the terms and conditions of your current loan documents still apply. To the extent required, additional documents may be prepared for your signature at a later date when and if your renewal request has been approved.
Thank you for your continued business with Fifth Third Bank.

Sincerely, DENNIS SCHICHTEL Commercial Banking Division

Member FDIC. Equal Housing Lender. Fifth Third and Fifth Third Bank are registered service marks of Fifth Third Bancorp.